ALLIED NEVADA GOLD CORP. FILES

REGISTRATION STATEMENT FOR PUBLIC OFFERING

RENO, NEVADA (January 21, 2008) – Allied Nevada Gold Corp. (AMEX & TSX: ANV) (“Allied Nevada”) announced today that it has filed a Form S-1 registration statement with the U.S. Securities and Exchange Commission and a preliminary prospectus with Canadian securities regulators relating to a proposed public offering.

Allied Nevada expects to utilize net proceeds from the offering primarily to fund activities in connection with its proposed reactivation of the Hycroft Brimstone Open Pit Mine, as well as additional working capital and reclamation bonding in connection with the reactivation program.

Cormark Securities Inc. and GMP Securities Inc. have been appointed as co-lead underwriters for the offering. In addition, the Underwriters will use their commercially reasonable best efforts to form a syndicate of underwriters.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective, and a preliminary prospectus has been filed with securities regulatory authorities in each of the provinces and territories of Canada, other than Quebec. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus relating to the offering may be obtained from:

Cormark Securities Inc. Royal Bank Plaza, South Tower Suite 2750 200 Bay Street Toronto, Ontario M5J 2J2 CANADA In Canada call: (416) 943-6405 In the U.S. call: 1-800-461-2275	GMP Securities L.P. 145 King Street West Suite 300 Toronto, Ontario M5h 1J8 CANADA In Canada Call: (416) 943-6130 In the U.S. call: 1-866-358-2864

About Allied Nevada Gold Corp.

Allied Nevada has a large exploration land position in Nevada, providing a strong platform from which to pursue growth opportunities. Allied has interests in nearly 220,000 acres of exploration and development properties in some of the most important gold mining trends in Nevada.

Allied Nevada is engaged in the evaluation, acquisition, exploration and development of gold projects. Allied Nevada’s approach to gold projects is to seek projects across the spectrum of our current exploration property portfolio which have the potential to become economic mines. In addition, Allied Nevada’s management will look for opportunities to enhance the value of its interests in gold projects which are controlled by Allied Nevada’s business partners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections including, but not limited to, Allied Nevada’s intention to conduct a public offering of shares of its common stock. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the inability to manage successfully and complete the public offering; adverse changes in economic and/or market conditions generally; risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks relating to fluctuations in the price of gold; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with the Hycroft Mine and other activities; and availability and timing of capital for financing the planned reactivation of the Hycroft Mine including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. Allied Nevada does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.\

For further information on Allied Nevada, please contact Scott Caldwell or Hal Kirby at (775) 358-4455 or visit the Allied Nevada Website at www.alliednevada.com.